UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2010

G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5995 Opus Parkway, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 26, 2010, G&K Services, Inc. issued a press release announcing its financial results for the fiscal second quarter ended December 26, 2009.  A copy of the press release is furnished as Exhibit 99.1 to this report.  The press release contains non-GAAP financial measures which are rental organic growth rate, free cash flow and certain non-GAAP operating results which are reconciled to the second quarter and year to date earnings per diluted share on a GAAP basis to adjusted earnings per diluted share on a non-GAAP basis.  The organic growth rate is calculated using industrial rental revenues adjusted for foreign currency exchange rate differences and revenues from newly acquired locations.  The free cash flow result is calculated as cash flow from operations less capital expenditures.  Management believes that organic growth and free cash flow are useful in analyzing the company’s overall financial condition and the results of its operations.  Management believes that certain non-GAAP operating results, which exclude non-cash impairment and certain other non-recurring charges, provide a more meaningful measure on which to compare the company’s overall results of operations between periods.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

		99.1	Press Release dated January 26, 2010 (furnished)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC.
(Registrant)

Date:	January 26, 2010	By:	/s/ Jeffrey L. Wright
		Name:	Jeffrey L. Wright
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 26, 2010